MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT ("Agreement") is made effective this 14th day of December 2001, by and between [COMPANY], a [State] Corporation ("Company"), and NET INTEGRATED SYSTEMS LTD., a Bermuda corporation ("Manager"). The Company and/or Manager are sometimes herein referred to individually as a "party" and collectively as the "parties."

                                 R E C I T A L S
                                 - - - - - - - -

         WHEREAS, the Company desires to engage Manager to assist in the management of the day-to-day operation of the business of the Company; and

         WHEREAS, Manager desires to accept such engagement, Subject to all of the terms and conditions set forth in this Agreement,

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

                                    AGREEMENT

         1. ENGAGEMENT. Manager is hereby engaged by the Company as its general manager, with all the powers, authority and duties hereinafter set forth, subject to the terms and conditions of this Agreement.

         2. MANAGER'S DUTIES AND AUTHORITY. Manager shall, subject to the approval of the Board of Directors of the Company ("Board of Directors") and to the terms and conditions of this Agreement, have the exclusive authority to manage the day-to-day operation of the business of the Company, including, without limitation, the power to hire, discipline and terminate personnel on behalf of the Company, enter into, modify and terminate agreements and contracts (including leases, etc.) on behalf of the Company, deal with and manage all aspects of the Company's finances, including, without limitation, acting as signatory on such bank accounts as may be determined by the Board of Directors of the Company from time to time (the Board of Directors may remove Manager as signatory on any such bank accounts), deal with and manage credit matters (including the extension of credit) on behalf of the Company, deal with, manage and compromise debts and obligations of the Company, deal with, manage and acquire assets on behalf of the Company, deal with, manage and make investments on behalf of the Company, and exercise all related and other similar powers. Manager acknowledges that the Company is a reporting company pursuant to the provisions of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission ("SEC"). Manager shall use its best efforts to cause the Company to timely file all SEC reports and schedules when due. In addition to the foregoing, Manager shall:

         2.1 Devote Manager's best efforts and skills to the business interests of the Company, take all reasonable steps to further enhance and develop the interests and welfare of the Company, and devote such working time and attention to the business of the Company as is reasonably indicated;


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

         2.2. Truthfully and accurately make, maintain and preserve all records and reports that the Board of Directors may, from time to time, request or require, and shall fully account for all money, records, equipment, materials or other property belonging to the Company of which the Manger may have custody and shall pay over and deliver same promptly whenever and however the Manager may be directed to do so by the Board of Directors;

         2.3. Obey all lawful rules, regulations, special instructions, and directives of the Board of Directors and endeavor to improve Manager's ability and knowledge of the business of the Company in an effort to increase the value of Manger's services for the benefit of the Company; and

         2.4. Make available to the Company any and all material information of which the Manager has knowledge that is relevant to the Company's business, and make all suggestions and recommendations to the Board of Directors, which Manager believes will be of benefit to the Company.

3. DELEGATION OF DUTIES. The authority of Manager to manage the day-to-day conduct of the business of the Company shall be deemed to constitute the delegation of the management of the day-to-day operation of the business of the Company to a management company or other person within the provisions of Section 300 of the California Corporation Code. Accordingly, notwithstanding anything contained in this Agreement to the contrary, the business and affairs of the Company shall be managed and all corporate powers shall be exercised only under the ultimate direction of the Board of Directors. The Board of Directors shall, and hereby does, retain all right, authority and power to approve, disapprove, oversee and direct the activities of Manager in the fulfillment of its duties under this Agreement.

4. CERTAIN ACTS AND EVENTS. The Manager shall have the powers and duties described in Section 2 hereof and such other powers and duties as may be prescribed in this Agreement, subject to the terms and conditions of this Agreement and specifically subject to the ultimate direction of the Board of Directors. In addition, and without limitation, the Manager shall not engage in any management conduct on behalf of the Company which could have the effect of or result in the occurrence of any of the following acts or events unless a majority of members of the applicable Board of Directors shall have provided their prior written consent to such management conduct:

         4.1. Any conduct that would make it impossible to carry on the ordinary business of the Company or cause the cessation or unreasonable interruption of the business of the Company;

         4.2.     Any confession of a judgment against the Company;

         4.3.     The dissolution of the Company;

         4.4. The making of any contract or agreement on behalf of the Company not in the ordinary course of the business of the company;

         4.5. The incurring of any debt not in the ordinary course of the business of the Company;


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

         4.6. A change in the nature of the principal business of the Company;

         4.7. The filing of a petition in bankruptcy or the entering into of an arrangement among creditors;

         4.8. The entering into, on behalf of the Company,of any transaction constituting a merger or reorganization; or

         4.9. The sale,transfer or other disposition of all or substantially all of the asset of the Company.

5. LIMITATIONS ON MANAGER'S AUTHORITY. Manager shall not commit any act of fraud, malfeasance or misfeasance in the management of the Company, and shall at all times use its best efforts to comply with all applicable laws, rules and regulations. Manager shall use its best efforts to cause the Company to comply with all applicable laws, rules and regulations, including, without limitation, all applicable securities laws, rules and regulations (specifically including, without limitation, all securities reporting rules and all shareholder voting and proxy rules). Notwithstanding anything contained in this Agreement to the contrary, this Agreement, and the rights granted in this Agreement to Manager, are expressly subject to all applicable SEC and securities, laws, rules, regulations and reporting and disclosure requirements, including, but not limited to, shareholder voting and proxy solicitation rules.

6. MANAGER'S COMPENSATION. For Manager's services performed and to be performed hereunder, Manager shall be paid a fee of Ten Thousand Dollars ($10,000) per month. The above fee shall accrue and only be payable to the extent the Company shall have current operating profits reasonably sufficient to pay such fee. Furthermore, Manager shall be entitled to the sums set forth at
Section 10 hereof pertaining to voluntary termination and the fee paid pursuant to this Section 6 shall offset and be credited toward such sums.

7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Manager, as of the date of execution of this Agreement, as follows:

         7.1. The Company has the full power and authority to execute, deliver and perform this Agreement. The Company has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement, and no approvals or consents of any persons other than the Company are necessary in connection with it.

         7.2. The execution and delivery of this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company.

         7.3. This Agreement is valid, binding, and enforceable against the Company in accordance with its terms and no provision requiring the performance of the Company is in conflict with Company's obligations under any charter or any other agreement (of whatever form or subject) to which the Company is a party or by which the Company is bound.

         7.4 The Company is duly organized,authorized and in good standing under the laws of the State of Nevada and is duly authorized and qualified to conduct business in each jurisdiction in which the Company is required to be so authorized or qualified.

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


8. REPRESENTATIONS AND WARRANTIES OF THE MANAGER. The Manager represents and warrants to the Company, as of the date of execution of this Agreement, as follows:

         8.1. The Manager has the full power and authority to execute, deliver and perform this Agreement. The Manager has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement, and no approvals or consents of any persons other than the Manager are necessary in connection with it.

         8.2. The execution and delivery of this Agreement by the Manager have been duly authorized by all necessary corporate action on the part of the Manager.

         8.3. This Agreement is valid, binding, and enforceable against the Manager in accordance with its terms and no provision requiring the performance of the Manager is in conflict with Manager's obligations under any charter or any other agreement (of whatever form or subject) to which the Manger is a party or by which the Manager is bound.

         8.4 The Manager is duly organized, authorized and in good standing under the laws of Bermuda and is duly authorized and qualified to conduct business in each jurisdiction in which the Manager is required to be so authorized or qualified, including, without limitation the state of California.

9. TERM. The term of this Agreement shall be for a period of five (5) years, subject to earlier termination as set forth herein.

10. VOLUNTARY TERMINATION. Manager may, in its sole and exclusive discretion, terminate this Agreement for any reason upon ten (10) days' prior written notice to the Company. The Company may, in its sole and exclusive discretion, terminate this Agreement for any reason (and other than for cause as set forth below) upon ten (10) days' prior written notice to the Manager within the first year following the execution of the Agreement, in which event the Company shall pay to Manager the following: (i) all sums then owing to Manager, including without limitation, all unpaid principal and interest on any loans or credits extended by or on behalf of Manager for the benefit of the Company, and all unreimbursed monies advanced by the Manager on behalf of or for the benefit of the Company; and (ii) the sum of One Million and no/100 Dollars ($1,000,000.00).

11. TERMINATION FOR CAUSE. Notwithstanding anything in this Agreement to the contrary, the Company may, at its option, terminate this Agreement for good cause at any time without notice and without payment of the fee set forth above at Section 10. Termination for good cause shall include, but not be limited to, the following:

         11.1     The  conviction  of  Manager,  or  any  principal,   member,
         shareholder, director or officer of Manager, or any employee or representative of Manager involved in the management of the Company hereunder, by a court of competent jurisdiction (and to which no further appeal can be taken) of a felony or any other crime involving moral turpitude;

         11.2. The commission by Manager, or any principal, member, shareholder, director or officer of Manager, or any representative of Manager acting on behalf of Manger, of an act of fraud or other act evidencing bad faith or dishonesty that materially affects the Company;

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

         11.3. The misappropriation by Manager, or any principal, member, shareholder, director, officer of Manager, or any employee or representative of Manager involved in the management of the Company hereunder, without color of law, of any funds or property or other rights of the Company;

         11.4. The suspension or removal or termination of Manager, or any principal, member, shareholder, director or officer of Manager, or any employee or representative of Manager involved in the management of the Company hereunder, by or at the request or requirement of any governmental authority having jurisdiction over the Company;

         11.5. The willful refusal to follow any lawful directive of the Board of Directors of Company;

         11.6. The breach by Manager of any material terms of this Agreement or any other agreement between the Manager and the Company;


         11.7. The filing by the Manager of any petition, or commencement by Manager of any proceeding, under the Bankruptcy Act or any state insolvency law;

         11.8. The making by the Manager of any general assignment for the benefit of creditors;

         11.9. The filing of a voluntary or involuntary application for or appointment of a receiver with regard to Manager;

         11.10. The filing of any involuntary petition, or commencement of any involuntary proceeding, under the Bankruptcy Act or any state insolvency law, against Manager, or the appointment of any receiver or trustee, which petition, proceeding or appointment is not fully and completely discharged, dismissed or vacated within sixty (60) days;

         11.11. The issuance of any cease or desist order or other similar order against Manager, or any principal, member, shareholder, director or officer of Manager, or any employee or representative of Manager involved in the management of the Company hereunder;

         11.12.   The liquidation of Manager.

         11.13. The substantial cessation of business by Manager for a material amount of time;

         11.14.   The dissolution of Manager; or

         11.15. The insolvency of Manager as evidenced by the inability of Manager to meet its ordinary obligations as they become due.

12. MANAGER'S LIABILITY LIMITATION. Notwithstanding anything in this Agreement to the contrary, in no event shall Manager, or its respective affiliates or any of their respective directors, officers, employees, agents or subcontractors, be liable for lost profits, lost revenues, lost business opportunities, exemplary, punitive, general, incidental, indirect or consequential damages under this Agreement, so long as Manager carries out its

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

duties hereunder in good faith in a manner Manager believes to be in the best interests of the Company and its shareholders with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. In performing its duties hereunder, Manager shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, presented by the Board of Directors, or prepared or presented by officers or employees of the Company whom the Manager believes to be reliable and competent in the matters presented, counsel, independent accountants or other persons as to matters which the Manager believes to be within such person's professional or expert competence. Subject to the foregoing, damages for lost profits, lost revenues, lost business opportunities, exemplary, punitive, general, incidental, indirect or consequential damages under this Agreement are hereby excluded as to Manager by Agreement of the parties, to the fullest extent allowed by law, regardless of whether such damages where foreseeable or whether any party or any entity has been advised of the possibility of such damages.

13. CONFIDENTIALITY. Unless specified in writing otherwise by the party providing the same, all information pertaining to any party hereto or to APC or PSI, is and shall remain confidential. The above information shall include, but not be limited to, all computer programs, software, source codes, computations, data files, algorithms, techniques, processes, designs, specifications, drawings, charts, plans, schematics, computer disks, magnetic tapes, books, files, records, reports, documents, Instruments, agreements, contracts, correspondence, letters, memoranda, financial, accounting, sales, purchase and employment data, capital structure information, business organizational information, and information pertaining to contractors, vendors, suppliers, customers and clients. Notwithstanding the foregoing, confidential information shall not include: (i) any information which is recorded in any county or filed with any public body and available for public inspection or which may be otherwise generally available to the public, through no unauthorized act of any party or its agents or employees; and (ii) information that is required to be disclosed pursuant to applicable law, including any court order or subpoena. all confidential information and other items, whether or not directly furnished or prepared by any party or its agents or employees, is and shall remain the property of the party who originally produced the same. Each party and its agents and employees shall:

         13.1. Not directly or indirectly divulge, disclose, disseminate, distribute, license, sell or otherwise make known any confidential information to any third party or person or entity not expressly authorized or permitted by the providing party to receive such confidential information.

         13.2. Use best efforts to prevent disclosure of any confidential information to any third party and exercise the highest degree of care and discretion in accordance with all express duties hereunder to prevent the same.

         13.3. Except as otherwise set forth herein above, and subject to the provisions of this Agreement pertaining to software escrow and mirror site facilities, not directly or indirectly make any use whatsoever of the confidential information or of any feature, specification, detail or other characteristic contained in or derived from, the confidential information, except for purposes of performing services hereunder.

         13.4. Return to the other parties all confidential information or other items then in its possession or control, or that of its agents or employees, including originals, reproductions, replications and photocopies thereof, at any time upon request by any other party or upon the termination of this Agreement for any reason.

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

14. INJUNCTIVE RELIEF; SPECIFIC PERFORMANCE. Each party agrees that in the event of any action by the other party that in the non-breaching party's reasonable judgment will create an actual or threatened breach of this Agreement, the non-breaching party's remedies shall include specific performance or injunctive relief, or both, without the necessity of posting bond or other security, in addition to any and all remedies at law or in equity and all such rights shall be cumulative.

15. RELATIONSHIP OF PARTIES. The Company intends no contract of employment, express or implied, with Manager and Manager shall make no representations to the contrary. Without limitation, Manager has not obtained any right to employment or compensation or any other benefits of an employee by way of this Agreement. The parties agree that in performing their responsibilities pursuant to this Agreement they are in the position of independent contractors. This Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of partnership or joint venture. Manager is not authorized by this Agreement to make any representation or warranty, or create any liability or potential liability on behalf of the Company without the Company's written consent.

16. EFFECTIVE DATE. This Agreement shall have no force or effect until and unless it is approved and ratified by unanimous consent of Company's Boards of Directors.

17. ASSIGNMENT. Neither party shall assign, delegate, subcontract, license, franchise, or in any manner attempt to extend to any third party any right or obligation under this Agreement without the prior written consent of the other party; provided, however, that Manager may assign no more than a fifty percent (50%) interest in any of its rights or benefits hereunder to any party or parties, so long as Manager remains fully responsible for the faithful performance and accomplishment of its duties of its responsibilities hereunder.

18.      AMENDMENTS.   Except  as  otherwise  provided  in  this  Agreement,  no
provision of this Agreement may be amended, modified or waived except by a written agreement signed by both parties.

19. NOTICES. All notices and other communication required or permitted under this Agreement shall be in writing and given by personal delivery, telecopy (confirmed by a mailed copy) or first class mail, postage prepaid, addressed as follows:


                  If to the Company:

                           [COMPANY NAME]

                           [COMPANY ADDRESS]



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



                  If to the Manager:

                           NET INTEGRATED SYSTEMS LTD.
                           Sofia House
                           48 Church Street
                           Hamilton HM GX
                           BERMUDA

20. SEVERABILITY. If any provision of this agreement is determined to be invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this agreement be construed to remain fully valid, enforceable, and binding on the parties. The invalidity of any Section or Subsection shall not affect the validity of any other Section or Subsection.

21. SECTION HEADINGS. The Section headings contained in this Agreement are for convenient reference only and shall not in any way affect the meaning or interpretation of this Agreement.

22.      COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of, which shall be deemed to be an original, and the counterparts shall together constitute one and the same instrument.

23. ENTIRE AGREEMENT; BINDING EFFECT. This Agreement, including all Schedules, Addendums, Exhibits and attachments, embodies the entire understanding and agreement of the parties concerning the subject matter. This Agreement shall be binding upon and shall inure only to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer or shall be deemed to confer upon any persons or entities (not parties to this Agreement) any rights or remedies under or by reason of this Agreement.

24. RECOVERY OF LITIGATION COSTS. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover as an element of their damages, reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which they may be entitled.

25.      SURVIVAL.   All  representations  and  warranties  shall  survive   the
execution of this Agreement.

26. AUTHORITY. Each of the respective persons executing this Agreement here covenants and warrants he has full legal power, right, and authority to enter this transaction.

27. CONSTRUCTION. The parties agree that each party and its counsel have received and revised this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any amendments, Schedules, Addendums or Exhibits thereto.

28. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California without regard to or application of conflict of laws or choice of law rules.


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

29.      VENUE.   Venue for any action brought  regarding the  interpretation or enforcement of this Agreement shall lie exclusively in Los Angeles County, California.

30. FORUM SELECTION. Any litigation shall be brought and litigated in the state courts sitting in Los Angeles County, California, or in the United States District Court(s) sitting in Los Angeles County, California. All parties hereto consent to the personal jurisdiction of such courts and waive any defense of forum non-conveniens.

         IN WITNESS WHEREOF, this Agreement is made effective on the date first set forth above.

                                            Company:

                                            [COMPANY]


                                            By:/s/[NAME]
                                            ------------------------------------
                                            [NAME],
                                            [TITLE]


                                            Manager:

                                            NET INTEGRATED SYSTEMS LTD.,
                                            a Bermuda corporation


                                            By:/s/William R. Barber
                                            ------------------------------------
                                            William R. Barber,
                                            President





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